UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 20, 2017

Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 220
Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 20, 2017, Condor Hospitality Trust, Inc. (the “Company”) and Condor Hospitality Limited Partnership entered into an equity distribution agreement (the “Equity Distribution Agreement”) with KeyBanc Capital Markets Inc. and BMO Capital Markets Corp. (collectively, the “Sales Agents”), pursuant to which the Company may sell, from time to time, up to an aggregate sales price of $50,000,000, subject to decrease in compliance with General Instruction I.B.6 of Form S-3, of shares of its common stock, $0.01 par value per share (the “Common Stock”), through the Sales Agents (the “ATM Program”).

Any Common Stock sold in the offering will be issued pursuant to a prospectus dated September 11, 2017, and a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on September 20, 2017, in connection with one or more offerings of shares under the Company’s shelf registration statement on Form S-3 (Registration No. 333-220182). Sales of Common Stock made pursuant to the Equity Distribution Agreement, if any, may be sold by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including without limitation, directly on the NYSE American or sales made to or through a market maker, or, if agreed by the Company and the Sales Agents, by any other method permitted by law, including but not limited to in privately negotiated transactions. The Company intends to use the net proceeds from the sale of Common Stock under the ATM Program for general corporate purposes, which may include acquisitions of additional hotels, the repayment of outstanding indebtedness, including borrowings under the Company’s $150 million secured revolving credit facility (the “Revolving Credit Facility”), capital expenditures, the improvement of hotels in the Company’s portfolio, working capital and other general purposes. Pending the application of cash proceeds, the Company may use the net proceeds to temporarily reduce borrowings under the Revolving Credit Facility, or the Company will invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with the Company’s intention to qualify as a real estate investment trust for federal income tax purposes.

The Company made certain customary representations, warranties and covenants concerning the Company and the Common Stock in the Equity Distribution Agreement and also agreed to indemnify the Sales Agents against certain liabilities, including liabilities under the Securities Act. A copy of the Equity Distribution Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and the foregoing description of the material terms of the Equity Distribution Agreement in this Item 1.01 are qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

From time to time, the Company has had customary commercial and/or investment banking relationships with the Sales Agents and/or certain of their affiliates. Furthermore, affiliates of the Sales Agents are lenders under the Revolving Credit Facility. As described above, the Company may use a portion of the net proceeds from the sale of the Common Stock to repay borrowings outstanding from time to time under the Revolving Credit Facility. As a result, such affiliates will receive their proportionate share of any amount under the Revolving Credit Facility that is repaid with net proceeds the Company receives from the sale of the Common Stock.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the above-referenced securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	Equity Distribution Agreement, dated September 20, 2017, by and among the Company, Condor Hospitality Limited Partnership, KeyBanc Capital Markets Inc. and BMO Capital Markets Corp.

5.1	Legal Opinion of McGrath North Mullin & Kratz, PC LLO

23.1	Consent of McGrath North Mullin & Kratz, PC LLO (included in Exhibit 5.1)

EXHIBIT INDEX

Exhibit	Description

1.1	Equity Distribution Agreement, dated September 20, 2017, by and among the Company, Condor Hospitality Limited Partnership, KeyBanc Capital Markets Inc. and BMO Capital Markets Corp.

5.1	Legal Opinion of McGrath North Mullin & Kratz, PC LLO

23.1	Consent of McGrath North Mullin & Kratz, PC LLO (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Condor Hospitality Trust, Inc.

Date: September 20, 2017	By:	/s/ Arinn Cavey
	Name:	Arinn Cavey
	Title:	Chief Accounting Officer